UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

OSI Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

Astellas Pharma Inc., Astellas US Holding, Inc., Ruby Acquisition, Inc.

(Names of Persons Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

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4)	Date Filed:

1) As previously announced in the press release issued on March 29, 2010, Astellas Pharma Inc. (“Astellas”) entered into a nondisclosure agreement (the “Confidentiality Agreement”) with OSI Pharmaceuticals, Inc. (the “Company”) on March 29, 2010, pursuant to which the Company agreed to provide Astellas with reasonable access to confidential information and to arrange for a management presentation at a mutually agreeable date. In the Confidentiality Agreement, Astellas agreed, among other things, that neither Astellas nor its affiliates would acquire any shares of the Company or file a preliminary or definitive proxy statement with respect to any securities of the Company until the end of the specified standstill period. The standstill period ends on the earliest to occur of (i) 11:59 p.m. on May 15, 2010; (ii) the date when the Company enters into (or publicly announces its intent to enter into) an agreement relating to the sale of 50% or more of the Company’s outstanding voting securities; (iii) the date when any person becomes the beneficial owner of more than 17.5% of the Company’s outstanding voting securities; (iv) (x) 10 business days after the date when any person commences a tender or exchange offer to acquire 50% or more of the Company’s outstanding voting securities if the Company’s Board of Directors has not recommended that its stockholders reject such offer or, having made such recommendation, (y) the date the Company’s Board of Directors thereafter changes its recommendation; or (v) the date when the Company enters into (or publicly announces it intent to enter into) an agreement with any person that, in Astellas’ reasonable judgment, would reasonably be expected to cause the Tarceva® Condition (as such term is defined in the Offer to Purchase filed as Exhibit (a)(1)(A) on Schedule TO by Astellas, Astellas US Holding, Inc. and Ruby Acquisition, Inc. (the “Purchaser”) with the Securities and Exchange Commission on March 2, 2010) not to be satisfied. Following the end of the standstill period, if the tender offer is then still outstanding, the Purchaser would be able to acquire shares of the Company pursuant to the tender offer on the then next scheduled expiration date of the tender offer if all other conditions to the tender offer were satisfied or waived by the Purchaser on such date. The full text of the press release issued by Astellas on March 29, 2010 announcing the signing of the Confidentiality Agreement was filed as Exhibit (a)(5)(I) to the Schedule TO on March 29, 2010 and is incorporated by reference into the Schedule TO.

There can be no assurance that any access the Company grants to Astellas under the Confidentiality Agreement will lead to an agreement for the acquisition of the Company by the Purchaser, or as to the terms of any such agreement, or that the expiration date will be further extended beyond April 23, 2010. If Astellas receives material non-public information from the Company pursuant to the Confidentiality Agreement and Astellas determines that it is required by law to disclose such information in connection with the tender offer, including the consummation thereof, Astellas may disclose such information after giving notice to the Company.

2) On March 31, 2010, Astellas Pharma Inc. issued the following press release:

Expiration Date of OSI Offer Extended to April 23, 2010

Tokyo, Japan – March 31, 2010 – Astellas Pharma Inc. (TSE: 4503) announced today that it has extended its all-cash tender offer for $52 per share for all of the currently outstanding shares of common stock (including the associated stock purchase rights) of OSI Pharmaceuticals (Nasdaq: OSIP) to 11:59 p.m. New York City time on Friday, April 23, 2010, unless further extended. The tender offer was previously set to expire at 12:00 midnight New York City time on Wednesday, March 31, 2010.

As of 4:00 p.m. New York City time on Tuesday, March 30, 2010, 37,858 shares of OSI had been tendered in and not withdrawn from the tender offer.

Citigroup is acting as exclusive financial advisor to Astellas and Morrison & Foerster LLP is acting as legal counsel.

Additional Information

Further details related to this proposal can be found on www.oncologyleader.com

Media Contacts

Brunswick New York

+1 212 333 3810

Stan Neve

Sarah Lubman

Brunswick Hong Kong

+852 9850 5033

Joseph Lo

Information Agent

Georgeson Inc.

+ 1 212 440 9872

Thomas Gardiner

About Astellas

Astellas Pharma Inc., located in Tokyo, Japan, is a pharmaceutical company dedicated to improving the health of people around the world through the provision of innovative and reliable pharmaceuticals. Astellas has approximately 14,200 employees worldwide. The organization is committed to becoming a global category leader in urology, immunology & infectious diseases, neuroscience, DM complications & metabolic diseases and oncology. For more information on Astellas Pharma Inc., please visit our website at
http://www.astellas.com/en.

Important Additional Information

This communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell OSI Pharmaceuticals (“OSI”) common stock. The tender offer (the “Tender Offer”) is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, Letter of Transmittal and other related tender offer materials) filed by Astellas Pharma Inc., Astellas US Holding, Inc. and Ruby Acquisition, Inc. (collectively, “Astellas”) with the Securities and Exchange Commission (“SEC”). These materials, as they may be amended from time to time, contain important information, including the terms and conditions of the Tender Offer, that should be read carefully before any decision is made with respect to the Tender Offer. Investors and security holders may obtain a free copy of these materials and other documents filed by Astellas with the SEC at the website maintained by the SEC at www.sec.gov. The Offer to Purchase, Letter of Transmittal and other related Tender Offer materials may also be obtained for free by contacting the information agent for the Tender Offer, Georgeson Inc., at (212) 440-9800 for banks and brokers and at (800) 213-0473 for persons other than banks and brokers.

In connection with Astellas’ proposal to nominate directors at OSI’s annual meeting of stockholders, Astellas expects to file a proxy statement with the SEC. Investors and security holders of OSI are urged to read the proxy statement and other documents related to the solicitation of proxies filed with the SEC carefully in their entirety when they become available because they will contain important information. Stockholders of OSI and other interested parties may obtain, free of charge, copies of the proxy statement (when available), and any other documents filed by Astellas with the SEC in connection with the proxy solicitation, at the SEC’s website as described above. The proxy statement (when available) and these other documents may also be obtained free of charge by contacting Georgeson Inc. at the numbers listed above.

Astellas and certain of their directors and executive officers and the individuals to be nominated by Astellas for election to OSI’s board of directors may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding these directors and executive officers and other individuals is available in the Schedule TO that was filed March 2, 2010, and other documents filed by Astellas with the SEC as described above. Further information will be available in any proxy statement or other relevant materials filed with the SEC in connection with the solicitation of proxies when they become available.

No assurance can be given that the proposed transaction described herein will be consummated by Astellas, or completed on the terms proposed or any particular schedule, that the proposed transaction will not incur delays in obtaining the regulatory, board or stockholder approvals required for such transaction, or that Astellas will realize the anticipated benefits of the proposed transaction.

Statement on Cautionary Factors

Any statements made in this communication that are not statements of historical fact, including statements about Astellas’ beliefs and expectations and statements about Astellas’ proposed acquisition of OSI, are forward-looking statements and should be evaluated as such. Forward-looking statements include statements that may relate to Astellas’ plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Factors that may materially affect such forward-looking statements include: Astellas’ ability to successfully complete the tender offer for OSI’s shares or realize the anticipated benefits of the transaction; delays in obtaining any approvals required for the transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule; and the failure of any of the conditions to Astellas’ tender offer to be satisfied.

Any information regarding OSI contained herein has been taken from, or is based upon, publicly available information. Although Astellas does not have any information that would indicate that any information contained herein is inaccurate or incomplete, Astellas has not had the opportunity to verify any such information and does not undertake any responsibility for the accuracy or completeness of such information.

Astellas does not undertake, and specifically disclaims, any obligation or responsibility to update or amend any of the information above except as otherwise required by law.